EXHIBIT 10.25

JPMorgan Chase Bank, N. A.

August 10, 2005

Matrix Service Company

10701 East Ute Street

Tulsa, Oklahoma 74116

All Other Loan Parties Under the Credit

Agreement Described Below

Re:	Credit Agreement dated as of March 7, 2003 among Matrix Service Company, as “Borrower,” the Lenders described therein, and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Main Office, Chicago)), as a Lender, LC Issuer, and as Agent for the Lenders, and others, as amended (as amended, the “Credit Agreement”)

Gentlemen:

This is in regard to the above-referenced Credit Agreement. Capitalized terms not defined in this letter have the same meanings as in the Credit Agreement.

Borrower has asked for waivers of certain provisions of the Credit Agreement, and the Agent and undersigned Lenders agree to grant such waivers, pursuant and according to the terms of this letter.

The Agent and undersigned Lenders hereby waive the requirements of Section 6.27.1 and 6.27.2 of the Credit Agreement, as those sections existed prior to the effectiveness of that certain Amendment Ten to Credit Agreement dated August 10, 2005 (the “Credit Agreement Through Amendment Nine”), and as such sections apply to the fiscal quarter ended May 31, 2005, but only if (i) as to Section 6.27.1 of the Credit Agreement Through Amendment Nine, Consolidated EBITDA (increased as provided in such section) is greater than or equal to $2,596,000.00 and (ii) as to Section 6.27.2 of the Credit Agreement Through Amendment Nine, the Fixed Charge Coverage Ratio (calculated as provided in such section) is greater than or equal to 0.925, provided:

(A) in each case, that “non-recurring extraordinary professional fees and restructuring charges” under such sections includes only the following to the extent applicable to that period and subject to all the other provisions of the Credit Agreement Through Amendment Nine:

(1) fees to Capstone Corporate Recovery LLC, appraisers for real property and/or equipment appraisals conducted in connection with refinancing, Gable & Gotwals or other counsel to the Lenders, Glass & Associates, and consultants retained by Borrower related to the reorganization of the Borrower’s fabrication operations,

(2) costs and expenses for the search for a replacement chief executive officer (but not including the differential between the compensation of the current interim chief executive officer and the former chief executive officer),

(3) severance payments and retention bonuses associated with restructuring (but not including salaries and other payroll expenses of terminated employees for periods during their employment),

(4) legal fees and legal expenses incurred with regard to the enforcement and collection of the Large Disputed Accounts, and

(5) legal and auditing fees and expenses associated with Borrower’s S-3 filing, and

(B) under Section 6.27.2 of the Credit Agreement Through Amendment Nine, the term “non-cash interest” includes only the following to the extent applicable to such period and subject to all the other provisions of the Credit Agreement Through Amendment Nine:

(1) amortization of deferred financing fees (excluding fees paid in connection with Amendment Nine to the Credit Agreement),

(2) accretion related to the Hake Group Acquisition carry-back financing,

(3) amortization of pre-paid interest related to the XYZ Subordinated Obligations, and

(4) interest attributable to the Additional Accrued Margin that was neither paid nor due and payable during such fiscal quarter, and

(C) under Section 6.27.2 of the Credit Agreement Through Amendment Nine, the term “…scheduled current maturities of long-term debt (determined according to generally accepted accounting practices) for the most recently ended fiscal quarter…” shall exclude, for such quarter, any principal payments on the Hake Group Acquisition carry-back financing.

The waiver described above is limited to the specific provisions and time period described above and shall not waive any provisions of the Credit Agreement or any of the other Loan Documents as they may relate to any other facts and circumstances. Except as expressly provided hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, including express limitations therein relating to the date on which such representations and warranties were made. The waiver and agreements set forth herein are limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment to, consent to or modification of any other term or provision of the Credit Agreement or of any event, condition, or transaction on the part of the Borrower or any other Person which would require the consent of the Agent or any of the Lenders.

The Borrower and each Loan Party, for itself and on behalf of all its predecessors, successors, assigns, agents, employees, representatives, officers, directors, general partners, limited partners, joint shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants and attorneys (collectively the “Releasing Parties”), hereby releases and forever discharges Agent and each Lender and their respective successors, assigns, partners, directors, officers, agents, attorneys, and employees from any and all claims, demands, cross-actions, controversies, causes of action, damages, rights, liabilities and obligations, at law or in equity whatsoever, known or unknown, whether past, present or future, now held, owned or possessed by the Releasing Parties, or any of them, or which the Releasing Parties or any of them may, as a result of any actions or inactions occurring on or prior to the date hereof, hereafter hold or claim to hold under common law or statutory right, arising, directly or indirectly out of any Loan or any of the Loan Documents or any of the documents, instruments or any other transactions relating thereto or the transactions contemplated thereby. Borrower and each Loan Party understands and agrees that this is a full, final and complete release and agrees that this release may be pleaded as an absolute and final bar to any or all suit or suits pending or which may hereafter be filed or prosecuted by any of the Releasing Parties, or anyone claiming by, through or under any of the Releasing Parties, in respect of any of the matters released hereby, and that no recovery on account of the matters described herein may hereafter be had from anyone whomsoever, and that the consideration given for this release is no admission of liability.

Please indicate your approval of the terms and provisions hereof by executing this letter in the space provided below.

This letter may be executed in any number of counterparts, all of which together shall constitute a single instrument, and it shall not be necessary that any counterpart be signed by all the parties hereto. A facsimile copy of this letter and signatures thereon shall be considered for all purposes as originals.

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA), as Agent

/s/ Hal E. Fudge
Hal E. Fudge, First Vice President

ACCEPTED AND AGREED TO:

Borrower:

MATRIX SERVICE COMPANY

By:	/s/ George L. Austin
George L. Austin, Vice President

Loan Parties:

MATRIX SERVICE INC., an Oklahoma

corporation; MATRIX SERVICE INDUSTRIAL

CONTRACTORS, INC. (formerly known

as MATRIX SERVICE MID-CONTINENT,

INC.), an Oklahoma corporation; MATRIX

SERVICE INC., an Ontario, Canada

corporation; HAKE GROUP, INC., a Delaware

corporation; BOGAN, INC. (including

Fiberspec, a division), a Pennsylvania

corporation; MATRIX SERVICE

SPECIALIZED TRANSPORT, INC.

(formerly known as FRANK W. HAKE,

INC.), a Pennsylvania corporation; HOVER

SYSTEMS, INC., a Pennsylvania corporation;

I & S, INC., a Pennsylvania corporation;

MCBISH MANAGEMENT, INC.,

a Pennsylvania corporation; MECHANICAL

CONSTRUCTION, INCORPORATED, a Delaware

corporation; MID-ATLANTIC

CONSTRUCTORS, INC., a Pennsylvania

corporation; TALBOT REALTY, INC.,

a Pennsylvania corporation; BISH

INVESTMENTS, INC., a Delaware

corporation; I & S JOINT VENTURE, L.L.C.,

a Pennsylvania limited liability company

By:	/s/ George L. Austin
George L. Austin, Vice President

Lenders:

J. P. MORGAN CHASE BANK, N.A.

By:	/s/ Hal E. Fudge
Hal E. Fudge, First Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick McGovern
Patrick McGovern, Senior Vice President

UMB BANK, N.A.

By:	/s/ Michael P. Nash
Michael P. Nash, Senior Vice President

WELLS FARGO BANK, NA (formerly known as Wells Fargo Bank Texas, NA)

By:	/s/ Roger Fruendt
Roger Fruendt, Senior Vice President

INTERNATIONAL BANK OF COMMERCE, successor in interest to LOCAL OKLAHOMA BANK, an Oklahoma Banking Corporation formerly known as LOCAL OKLAHOMA BANK, NA,

By:	/s/ David Moore
David Moore, Senior Vice President

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